                                                                   EXHIBIT (d).1

              INTERIM INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         THIS AGREEMENT is made this 2nd day of April 2001, by and between Fortis Series Fund, Inc., a Minnesota corporation (the "Fund") and HL Investment Advisors, LLC, a Connecticut limited liability company ("HL Advisors").

         1.       INVESTMENT ADVISORY AND MANAGEMENT SERVICES.

         The Fund hereby engages HL Advisors, and HL Advisors hereby agrees to act, as investment adviser for, and to manage the affairs, business and the investment of the assets of the Series of the Fund identified in Exhibit A. Each such Series is herein individually referred to as a "Series," and the Series are herein collectively referred to as the "Series."

         The investment of the assets of the Series shall at all times be subject to the applicable provisions of the Articles of Incorporation and By-laws of the Fund and the current Registration Statement (including the Prospectus and Statement of Additional Information) of the Series and shall conform to the policies and restrictions of the Series as set forth in such Registration Statement and any additional limitations as may be adopted from time to time by the Board of Directors of the Fund and communicated to HL Advisors. Within the framework of the investment policies, restrictions and limitations of the Series, HL Advisors shall have the sole and exclusive responsibility for the management of the Series and the making and execution of all investment decisions for the Series, provided that:

         HL Advisors may, at its option and expense, with respect to each Series, appoint a sub-adviser or sub-advisers, which shall assume such responsibilities and obligations of HL Advisors pursuant to this Investment Advisory and Management Agreement as shall be delegated to the sub-adviser or sub-advisers; provided, however, that any discretionary investment decisions made by a sub-adviser on behalf of any of the series shall be subject to approval or ratification by HL Advisors, and, notwithstanding any delegation of responsibilities and obligations to a sub-adviser, HL Advisors shall retain the right, in its discretion, to make investment decisions for the Series. Any appointment of a sub-adviser and assumption of responsibilities and obligations of HL Advisors by such sub-adviser shall be subject to approval by the Board of Directors of the Fund and, to the extent (if any) required by law, by the shareholders of the Series. Any appointment of a sub-adviser for a Series pursuant hereto shall in no way limit or diminish HL Advisors' obligations and responsibilities under this Investment Advisory and Management Agreement, and HL Advisors shall be responsible for monitoring compliance by the sub-adviser(s) with the investment policies, restrictions, and limitations on the Series, and will also be responsible for ensuring that the Series are managed in a way so that: (1) they meet the requirements of Subchapter M of the Internal Revenue Code to be taxed as a regulated investment company; and (2) they comply with the provisions of
Section 817(h) of the Internal Revenue Code, and the regulations promulgated thereunder.

         HL Advisors shall report to the Board of Directors regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of HL Advisors to the investment policies, restrictions and limitations of such Series.

         HL Advisors shall, at its own expense, furnish the Fund suitable office space, and all necessary office facilities, equipment and personnel for servicing the investments of the Fund. HL Advisors shall arrange, if required by the Fund, for officers, employees, or other affiliates of HL Advisors to serve without compensation from the Fund as directors, officers, or employees of the Fund if duly elected to such positions by the shareholders or directors of the Fund.

         HL Advisors shall create and maintain all reports, books and records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Fund under the Investment Company Act of 1940, applicable federal and state tax and insurance laws and regulations and any other law or regulation which may be or become applicable to the Fund. All such reports, books and records shall be the property of the Fund. Furthermore, such reports, books and records shall at all times be available for copying and otherwise open to inspection and audit by the Securities and Exchange Commission, banking and insurance regulators and other authorities and regulators having authority over the Fund, and by officers and employees of, and auditors employed by, the Fund. HL Advisors hereby further agrees that, upon the termination of this Agreement, all reports, books and records pertaining to HL Advisors' activities under this Agreement shall be promptly segregated and returned to the Fund free from any claim or retention of rights by HL Advisors.

         2.       COMPENSATION FOR SERVICES.

         In payment for all services, facilities, equipment and personnel, and for other costs of HL Advisors hereunder, the Fund shall pay to HL Advisors a monthly fee for each Series, which fee shall be paid to HL Advisors not later than the fifth business day of the month following the month in which such services are rendered. Each such monthly fee shall be at the rate or rates set forth below and shall be based on the average of the net asset values of all of the issued and outstanding shares of the respective Series as determined as of the close of each business day of the month pursuant to the Articles of Incorporation, By-Laws and currently effective Prospectus and Statement of Additional Information of the Series. Exhibit A sets forth the fee on an annual basis.

         A Series' monthly fee is one-twelfth (1/12) of its annual fee. The fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

         Further:

         (a) Any compensation paid under this Agreement shall be held in an interest-bearing escrow account with the Series' custodian or a bank (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), mutually acceptable to the parties hereto.

         (b) If holders of a majority of a Series' outstanding voting securities approve a new Investment Management Agreement with HL Advisors before 150 days after April __, 2001, the amount in the escrow account (including interest earned thereon) with respect to such Series shall be paid to HL Advisors.

         (c) If holders of a majority of a Series' outstanding voting securities do not approve a new Investment Management Agreement with HL Advisors, HL Advisors shall be paid, from the escrow account, an amount equal to the lesser of:

                  (i) any costs incurred in performing this Agreement (plus interest earned on that amount in the escrow account); and

                  (ii) the total amount in the escrow account (plus interest earned thereon).

         3.       ALLOCATION OF EXPENSES.

         (a) In addition to the fee described in Section 2 hereof, the Fund shall pay all its expenses which are not assumed by HL Advisors, Fortis Investors, Inc. ("Investors") or any other person. These Fund expenses include, by way of example, but not by way of limitation, the fees and expenses of directors and officers of the Fund who are not "affiliated persons" of HL Advisors, interest expenses, taxes, brokerage fees and commissions, fees and expenses of registering and qualifying the Fund and its shares for distribution under federal and state securities laws, expenses of preparing Prospectuses and of printing and distributing Prospectuses and Statements of Additional Information annually to existing shareholders and existing insurance contract owners, custodian charges, auditing and legal expenses, insurance expenses, association membership dues, and the expense of reports to shareholders, shareholders' meetings, and proxy solicitations. HL Advisors shall bear the costs of acting as the Fund's transfer agent, registrar, and dividend disbursing agent.

         (b) HL Advisors (or Investors or Fortis Benefits Insurance Company or First Fortis Life Insurance Company) shall bear all promotion expenses in connection with the distribution of the Fund's shares, including paying for prospectuses and shareholder reports for new shareholders and new insurance contract owners, and the costs of sales literature.

         4.       LIMIT ON EXPENSES.

         Out of its advisory fee, but not in excess thereof, HL Advisors shall reimburse the Fund for each Series' expenses from the date of the initial public offering until the date a Series' aggregate net assets first reach $10,000,000, to the extent that the aggregate expenses of the Series (including the investment advisory and management fees for such Series under paragraph 2 of this Agreement, but excluding interest, taxes, brokerage fees and commissions) exceed an amount equal, on an annual basis, to the percentage of the average daily net assets of the Series set forth in Exhibit B.

         5.       FREEDOM TO DEAL WITH THIRD PARTIES.

         HL Advisors shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

         6.       EFFECTIVE DATE DURATION AND TERMINATION OF AGREEMENT.

         This Agreement shall become effective on April __, 2001 with respect to each Series and will continue in effect with respect to a Series until the earlier of (i) the date when a new Investment Management Agreement between the Fund and HL Advisors is implemented with respect to that Series and (ii) the date 150 days after the date of this Agreement.

         This Agreement may be terminated at any time with respect to a Series, without the payment of any penalty, by the Directors of the Fund or by the vote of a majority of the outstanding voting securities of a Series, on ten days' written notice to HL Advisors, or by HL Advisors on sixty days' written notice to the Fund. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act).

         Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of the Fund shall mean the vote of 67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or the vote of more than 50% of such securities, whichever is less.

         7.       AMENDMENTS TO AGREEMENT.

         No material amendment to this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Series that have approved and are subject to this Agreement. In addition, if a majority of the outstanding voting securities of any Series of the Fund votes to amend this Agreement, such amendment shall be effective with respect to such Series whether or not the shareholders of any other Series vote to adopt such amendment.

         8.       NOTICES.

         Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         IN WITNESS WHEREOF, The Fund and HL Advisors have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        HL INVESTMENT ADVISORS, LLC.


                                          /s/ David M. Znamierowski
                                        ----------------------------------------
                                        By:
                                        Title:   Senior Vice President


                                        FORTIS SERIES FUND, INC.


                                          /s/ Dean C. Kopperud
                                        ----------------------------------------
                                        By:
                                        Title:   President

                                    EXHIBIT A

                                                                                                     Investment
                                                                                                    Advisory and
Series                                                 Average Net Assets                          Management Fee
------                                                 ------------------                          --------------

Money Market Series                            For the first $500 million                               .30%
                                               For assets over $500 million                             .25%
U.S. Government Securities Series              For the first $50 million                                .50%
                                               For assets over $50 million                              .45%
Diversified Income Series                      For the first $50 million                                .50%
                                               For assets over $50 million                              .45%
Multisector Bond Series                        For the first $100 million                               .75%
                                               For assets over $100 million                             .65%
High Yield Series                              For the first $250 million                               .50%
                                               For assets over $250 million                             .45%
Global Asset Allocation Series                 For the first $100 million                               .90%
                                               For assets over $100 million                             .85%
Asset Allocation Series                        For the first $250 million                               .50%
                                               For assets over $250 million                             .45%
American Leaders Series                        For the first $35 million                                .90%
                                               $35 million - $100 million                               .75%
                                               For assets over $100 million
Value Series                                   For the first $100 million                               .70%
                                               For assets over $100 million                             .60%
Capital Opportunities Series                   For the first $200 million                               .90%
                                               $200 million - $500 million                              .85%
                                               For assets over $500 million
Growth & Income Series                         For the first $100 million                               .70%
                                               For assets over $100 million                             .60%
S&P 500 Index Series                           All levels of assets                                     .40%
Blue Chip Stock Series                         For the first $100 million                               .90%
                                               For assets over $100 million                             .85%
Blue Chip Stock Series II                      For the first $200 million                               .95%
                                               For assets over $200 million                             .90%
International Stock Series                     For the first $100 million                               .85%
                                               For assets over $100 million                             .80%
Mid Cap Stock Series                           For the first $100 million                               .90%
                                               For the next $150 million                                .85%
                                               For assets over $250 million                            ..80%
Small Cap Value Series                         For the first $50 million                                .90%
                                               For assets over $50 million                              .85%
Global Growth Series                           For the first $500 million                               .70%
                                               For assets over $500 million                             .60%

Global Equity Series                           For the first $200 million                              1.00%
                                               $200 million - $500 million                              .95%
                                               For assets over $500 million                             .90%
Large Cap Growth Series                        For the first $100 million                               .90%
                                               $100 million - $200 million                              .85%
                                               For assets over $200 million                             .80%
Investors Growth Series                        For the first $200 million                               .90%
                                               $200 million - $500 million                              .85%
                                               For assets over $500 million                             .80%
Growth Stock Series                            For the first $100 million                               .70%
                                               For assets over $100 million                             .60%
Aggressive Growth Series                       For the first $100 million                               .70%
                                               For assets over $100 million                             .60%

                                    EXHIBIT B



Series                                              Average Daily Net Assets
------                                              ------------------------

American Leaders Series                                          1.25%
Capital Opportunities Series                                     1.25%
Blue Chip Stock Series II                                        1.30%
Global Equity Series                                             1.35%
Investors Growth Series                                          1.25%